CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                      Mercantile Small Cap Manager Fund LLC

                        PURSUANT TO SECTION 18-202 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                     * * * *

      FIRST: The name of the Limited Liability Company is Mercantile Small Cap Manager Fund LLC. (the "Limited Liability Company")

      SECOND: The Certificate of Formation is amended to change the name of the Limited Liability Company to Mercantile Alternative Strategies Fund LLC.

         The undersigned, an authorized person of the Limited Liability Company, executes this Certificate of Amendment of the Certificate of Formation on December 23, 2002.


                            MERCANTILE SMALL CAP MANAGER FUND LLC

                            By:      Mercantile Capital Advisors, Inc.,
                                     Managing Member


                            /s/ John J. Pileggi
                            --------------------------------------------
                            John J. Pileggi
                            Authorized Person